UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 29, 2015

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Citrix Systems, Inc. (the “Company”) is in the process of reviewing or implementing a number of significant strategic and operational initiatives, including the search for a new Chief Executive Officer. To support these initiatives, the Company has implemented an incentive program for certain executive officers and other key employees who play a critical role in furthering these initiatives and maintaining the commitment and engagement of the Company’s employees, partners and customers during this process. As part of this program, on September 29 and 30, 2015, the Company entered into Incentive Agreements with certain of the named executive officers listed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 17, 2015, which included David J. Henshall, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, and David R. Friedman, Chief of Staff, Office of the CEO.

Under the terms of the Incentive Agreements, Mr. Henshall and Mr. Friedman will receive a severance amount equal to the sum of such officer’s then current annual base salary and target variable cash compensation if his employment is terminated by the Company without “cause” or by the officer for “good reason” prior to the later of (i) December 31, 2016 or (ii) the first anniversary of the start date of the new Chief Executive Officer. In such event, the officer also will vest in that portion of his equity awards with time-based vesting that would have vested within the 12-month period following his date of termination, and he will be entitled to continued health insurance coverage in accordance with the provisions of COBRA for 12 months following his date of termination. Such payments and benefits are subject to the execution of a separation and release agreement containing, among other provisions, a general release of claims in favor of the Company.

In addition, each of Mr. Henshall and Mr. Friedman has received a special equity grant from the Company, including 35,000 restricted stock units for Mr. Henshall and 15,000 restricted stock units for Mr. Friedman that will vest if such officer remains employed with the Company in a full-time capacity on each of the following dates: 50% of such grant will vest on April 1, 2016; and the remaining 50% on October 1, 2016. Mr. Henshall also received 35,000 restricted stock units with performance-based vesting conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: October 2, 2015	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer